N-SAR MODEL EXHIBIT 77Q

Oppenheimer Integrity Funds, on behalf of Oppenheimer Core Bond Fund
NSAR Exhibit – Item 77Q

Post−Effective Amendment No. 55 (04-26-12) to the Registration Statement of Oppenheimer Integrity Funds (the "Registrant"), Accession Number 0000728889-12-000731, which includes Amendment No. 3 to the Amended and Restated Declaration of Trust, is hereby incorporated by reference in response to Item 77Q of the Registrant's Form N−SAR.